REVOLVING CREDIT AGREEMENT
dated as of
March 30, 2004
among
NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION,
THE BANKS LISTED HEREIN,
JPMORGAN CHASE BANK,
BANK OF AMERICA, N.A.,
and

THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH as Co-Documentation Agents,
THE BANK OF NOVA SCOTIA, as Administrative Agent
and
ABN AMRO BANK N.V., as Syndication Agent

Arranged by THE BANK OF NOVA SCOTIA

Agent Schedule
Commitment Schedule
Pricing Schedule

Schedule 5.03(a)	-	Non-GAAP Subsidiaries

Exhibit A	-	Form of Note
Exhibit B-1 and B-2	-	Forms of RUS Guarantee
Exhibit C	-	Money Market Quote Request
Exhibit D	-	Invitation for Money Market Quotes
Exhibit E	-	Money Market Quote
Exhibit F	-	Opinion of General Counsel for the Borrower
Annex A to Exhibit F - Subsidiaries and Joint Ventures
Exhibit G	-	Opinion of Special Counsel for the Administrative Agent
Exhibit H	-	Extension Agreement
Exhibit I	-	Assignment and Assumption Agreement

REVOLVING CREDIT AGREEMENT

REVOLVING CREDIT AGREEMENT dated as of March 30, 2004, among NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION, a not-for-profit cooperative association incorporated under the laws of the District of Columbia, as Borrower, the BANKS listed on the signature pages hereof, JPMORGAN CHASE BANK, BANK OF AMERICA, N.A. and THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH, as Co-Documentation Agents, ABN AMRO BANK N.V., as Syndication Agent, and THE BANK OF NOVA SCOTIA, as Administrative Agent.

The parties hereto agree as follows:

ARTICLE 1
Definitions

Section 1.01 Definitions. The following terms, as used herein, have the following meanings:

"1994 Indenture" means the Indenture dated as of February 15, 1994 and as amended as of September 16, 1994 between the Borrower and U.S. Bank National Association, as trustee, as amended and supplemented from time to time, providing for the issuance in series of certain collateral trust bonds of the Borrower.

"1972 Indenture" means the Seventeenth Supplemental Indenture dated as of March 1, 1987, amending and restating in full the Indenture dated as of December 1, 1972, by and between the Borrower and U.S. Bank Trust National Association, as trustee, as amended and supplemented from time to time, providing for the issuance in series of certain collateral trust bonds of the Borrower.

"Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.
"Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.07(b).
"Administrative Agent" means The Bank of Nova Scotia in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

"Administrative Questionnaire" means, with respect to each Bank, the administrative questionnaire in the form submitted to such Bank by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

"Agreement" means this Revolving Credit Agreement, as the same may be amended from time to time.

"Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

"Assignee" has the meaning set forth in Section 9.06(c).
"Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.
"Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 2 of 1% plus the Federal Funds Rate for such day.

"Base Rate Loan" means a Committed Loan that bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the last sentence of Section 2.08(a)  or Article 8.

"Bonds" means any bonds issued pursuant to either or both of the Indentures, as the context may require.
"Borrower" means the National Rural Utilities Cooperative Finance Corporation, a not-for-profit cooperative association incorporated under the laws of the District of Columbia, and its successors.
"Borrowing" has the meaning set forth in Section 1.03.
"Co-Documentation Agents" means JPMorgan Chase Bank, Bank of America, N.A. and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, each in its capacity as co-documentation agent hereunder, and their successors in such capacity.
"Commitment" means (i) with respect to each Bank listed on the signature pages hereof, the amount set forth opposite the name of such Bank on the Commitment Schedule hereto and (ii) with respect to any Assignee that becomes a Bank pursuant to Section 9.06(c), the amount of the transferor Bank's Commitment assigned to it pursuant to Section 9.06(c), in each case as such amount may from time to time be reduced pursuant to Sections 2.10 and 2.11; provided that, if the context so requires, the term "Commitment" means the obligation of a Bank to extend credit up to such amount to the Borrower hereunder.
"Committed Borrowing" means a Borrowing under Section 2.01.
"Committed Loan" means a Revolving Loan or a Term Loan; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.
"Commitment Termination Date" means March 29, 2005 or such later date to which this Agreement shall have been extended pursuant to Section 2.01(b), or, if either such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

"Consolidated Subsidiary" means at any date any Subsidiary and any other entity the accounts of which would be combined or consolidated with those of the Borrower in its combined or consolidated financial statements if such statements were prepared as of such date.

"Consolidated Subsidiary Member" has the meaning set forth in Section 5.03(b)(iii)(A).

"Cost of Funds" means, for any period, the line item "cost of funds" as it appears on the statement of operations of the Borrower and its Consolidated Subsidiaries for such period delivered to the Banks pursuant to Section 5.03(b), calculated in accordance with generally accepted accounting principles as in effect from time to time.

"Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both (as specified in Section 6.01) would, unless cured or waived, become an Event of Default.

"Derivative Cash Settlements" means, for any period, the line item "derivative cash settlements" as it appears on the statement of operations of the Borrower and its Consolidated Subsidiaries for such period delivered to the Banks pursuant to Section 5.03(b), calculated in accordance with generally accepted accounting principles as in effect from time to time.

"Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.
"Determination Date" has the meaning set forth in Section 5.09.
"Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

"Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

"Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

"Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

"ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, for purposes of Section 412 of the Internal Revenue Code, under Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

"Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

"Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

"Euro-Dollar Loan" means a Committed Loan that bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.
"Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.
"Euro-Dollar Rate" means, for any day, a rate per annum determined in accordance with Section 2.07(b).
"Euro-Dollar Reference Banks" means the principal London offices of The Bank of Nova Scotia and JPMorgan Chase Bank.
"Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.07(b).
"Event of Default" has the meaning set forth in Section 6.01.
"Facility Fee Rate" means a rate per annum determined in accordance with the Pricing Schedule.
"Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to The Bank of Nova Scotia on such day on such transactions as determined by the Administrative Agent.
"Fixed Rate Borrowing" means either a Euro-Dollar Borrowing or a Money Market LIBOR Borrowing.
"Fixed Rate Loans" means Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01) or any combination of the foregoing.
"Foreclosed Asset" has the meaning set forth in Section 5.12.

"Group of Loans" means, at any time, a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time or (ii) all Euro-Dollar Loans having the same Interest Period at such time; provided that if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

"Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or lease payments of any other Person or otherwise in any manner assuring the holder of any Indebtedness of, or the obligee under any lease of, any other Person through an agreement, contingent or otherwise, to purchase Indebtedness or the property subject to such lease, or to purchase goods, supplies or services primarily for the purpose of enabling the debtor or obligor to make payment of the Indebtedness or under such lease or of assuring such Person against loss, or to supply funds to or in any other manner invest in the debtor or obligor, or otherwise; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" when used as a verb has a correlative meaning.

"Guaranteed Portion" has the meaning set forth in the definition of RUS Guaranteed Loan.

"Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

"Indebtedness" with respect to any Person means:

(1) all indebtedness which would appear as indebtedness on a balance sheet of such Person prepared in accordance with generally accepted accounting principles (i) for money borrowed, (ii) which is evidenced by securities sold for money or (iii) which constitutes purchase money indebtedness;

(2) all indebtedness of others Guaranteed by such Person;
(3) all indebtedness secured by any Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and

(4) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement (including any lease in the nature of a title retention agreement) with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession of such property), but only if such property is included as an asset on the balance sheet of such Person;

provided that, in computing the "Indebtedness" of such Person, there shall be excluded any particular indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with the proper depositary in trust money (or evidences of such indebtedness) in the amount necessary to pay, redeem or satisfy such indebtedness, and thereafter such money and evidences of indebtedness so deposited shall not be included in any computation of the assets of such Person; and provided further that no provision of this definition shall be construed to include as "Indebtedness" of the Borrower or its Consolidated Subsidiaries any indebtedness by virtue of any agreement by the Borrower or its Consolidated Subsidiaries to advance or supply funds to Members or Consolidated Subsidiary Members.

"Indenture" means either the 1972 Indenture or the 1994 Indenture, and "Indentures" means both such Indentures.

"Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

(a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

(b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

(c) any Interest Period of any Euro-Dollar Loan included in such Borrowing which would otherwise end after the Commitment Termination Date shall, with respect to such Euro-Dollar Loan, end on such Commitment Termination Date;

(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:
(a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

(b) any Interest Period of any Euro-Dollar Loan included in such Borrowing which would otherwise end after the Commitment Termination Date shall, with respect to such Euro-Dollar Loan, end on such Commitment Termination Date;

(3) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending any whole number of months thereafter (but not less than one month) as the Borrower may elect in the applicable Notice of Borrowing; provided that:

(a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

(b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

(c) any Interest Period which would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date; and

(4) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 30 days) as the Borrower may elect in the applicable Notice of Borrowing; provided that:

(a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and
(b) any Interest Period which would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date.
"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.
"Investments" has the meaning set forth in Section 5.12.

"Joint Venture" means any corporation, partnership, association, joint venture or other entity in which the Borrower, directly or indirectly through Subsidiaries or Joint Ventures, has an equity interest at the time of 10% or more but which is not a Subsidiary; provided that no Person whose only assets are RUS Guaranteed Loans and investments incidental thereto shall be deemed a Joint Venture.

"LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

"Loan" means a Base Rate Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Base Rate Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.
"London Interbank Offered Rate" has the meaning set forth in Section 2.07(b).
"Maturity Date" means (i) with respect to any Revolving Loan, the Commitment Termination Date or, if earlier in the case of any Revolving Loan of a Non-Extending Bank, the date on which such Non-Extending Bank's Commitment terminates pursuant to Section 2.11, (ii) with respect to any Term Loan, the first anniversary of the Commitment Termination Date, and (iii) with respect to any Money Market Loan, the last day of the Interest Period applicable thereto.
"Member" means any Person which is a member or a patron of the Borrower.

"Members' Subordinated Certificate" means a note of the Borrower or its Consolidated Subsidiaries substantially in the form of the membership subordinated subscription certificates and the loan and guarantee subordinated certificates outstanding on the date of the execution and delivery of this Agreement and any other Indebtedness of the Borrower or its Consolidated Subsidiaries having substantially similar provisions as to subordination as those contained in said outstanding membership subordinated subscription certificates and loan and guarantee subordinated certificates.

"Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.
"Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

"Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

"Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Prime Rate pursuant to Section 8.01(a)).
"Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.
"Money Market Margin" has the meaning set forth in Section 2.03(d).
"Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.
"Moody's" means Moody's Investors Service, Inc., and its successors.
"Multiple Employer Plan" means a single employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, which has two or more contributing sponsors, one of whom is the Borrower or a Subsidiary of the Borrower or any member of the ERISA Group, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA.
"Net Margin" means, for any period, the sum of (i) the line item "net margin" on the statement of operations of the Borrower and its Consolidated Subsidiaries plus (ii) the line item "minority interest" on the consolidated statement of operations of the Borrower and its Consolidated Subsidiaries at the last day of such period, each as it appears in the financial statements for such period delivered to the Banks pursuant to Section 5.03(b), and each calculated in accordance with generally accepted accounting principles as in effect from time to time; provided that non-cash adjustments (whether positive or negative) required to be made pursuant to SFAS 133 and SFAS 52 on each such line item shall be excluded from the calculation thereof to the extent otherwise included therein.
"Non-Extending Bank" has the meaning set forth in Section 2.01(b).

"Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

"Notice of Borrowing" means a Notice of Committed Borrowing or a Notice of Money Market Borrowing.
"Notice of Committed Borrowing" has the meaning set forth in Section 2.02.
"Notice of Interest Rate Election" has the meaning set forth in Section 2.08.
"Notice of Money Market Borrowing" has the meaning set forth in Section 2.03(f).
"Other Credit Facilities" means (i) the Revolving Three Year Credit Agreement, dated as of March 30, 2004, among the Borrower, JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A., as Syndication Agent, The Bank of Nova Scotia, ABN AMRO Bank N.V. and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Co-Documentation Agents, and the banks party thereto and (ii) the 364-Day Revolving Credit Agreement, dated as of March 30, 2004, among the Borrower, JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A., as Syndication Agent, The Bank of Nova Scotia, ABN AMRO Bank N.V. and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Co-Documentation Agents, and the banks party thereto.
"Participant" has the meaning set forth in Section 9.06(b).

"Patronage Capital Certificates" means those certificates that evidence the portion of Net Margin allocated by the Borrower among its Members in proportion to interest earned by the Borrower from such Members.

"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

"Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Plan" means any multiemployer plan or single employer plan (including any Multiple Employer Plan), as defined in Section 4001 and subject to Title IV of ERISA, which is maintained or contributed to by, or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to by, the Borrower or a Subsidiary of the Borrower or any member of the ERISA Group.

"Pricing Schedule" means the Pricing Schedule attached hereto.
"Prime Rate" means the rate of interest publicly announced by The Bank of Nova Scotia in New York City from time to time as its Prime Rate.
"Prior Credit Agreements" means (i) the 364-Day Revolving Credit Agreement dated as of June 30, 2003 among the Borrower, the banks listed on the signature pages thereof, The Bank of Nova Scotia, Bank One, NA, and ABN AMRO Bank N.V., as Co-Documentation Agents, Banc of America Securities LLC, as Syndication Agent, and JPMorgan Chase Bank, as Administrative Agent, as amended, (ii) the Revolving Three-Year Credit Agreement dated as of August 8, 2001 among the Borrower, the banks listed on the signature pages thereof, The Bank of Nova Scotia, Bank One, NA, and ABN AMRO Bank N.V., as Co-Documentation Agents, Banc of America Securities LLC, as Syndication Agent, and JPMorgan Chase Bank, as Administrative Agent, as amended, and (iii) the 364-Day Revolving Credit Agreement dated as of June 30, 2003 among the Borrower, the banks listed on the signature pages thereof, The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, JPMorgan Chase Bank and Banc of America Securities LLC, as Co-Documentation Agents, ABN AMRO Bank N.V., as Syndication Agent, and The Bank of Nova Scotia, as Administrative Agent, as amended, and "Prior Credit Agreement" means any of the foregoing agreements.

"Qualified Subordinated Indebtedness" means the Borrower's (i) 6.75% Subordinated Deferrable Interest Notes Due 2043, (ii) 7.625% Quarterly Income Capital Securities (Subordinated Deferrable Interest Debentures Due 2050), (iii) 7.40% Quarterly Income Capital Securities (Subordinated Deferrable Interest Debentures Due 2050), (iv) 6.10% Subordinated Deferrable Interest Notes Due 2044, and (v) any other Indebtedness of the Borrower having substantially similar terms as those contained in the instruments and documents relating to the foregoing Indebtedness.

"REDLG Program Liens" means Liens on any asset of the Borrower required to be pledged as collateral to support obligations of the Borrower with respect to any government Guarantee provided pursuant to regulations issued under the Rural Electrification Act of 1936, 7 U.S.C. 901 et. seq., and the Farm Security and Rural Investment Act of 2002, Pub. L. 107-171, 116 Stat. 413 ("REDLG Obligations") so long as such Guarantee supports long-term Indebtedness issued by the Borrower and permitted by Section 5.09.
"REDLG Obligations" has the meaning set forth in the definition of REDLG Program Liens.
"Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.
"Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

"Reportable Event" means an event described in Section 4043(c) of ERISA or regulations promulgated by the Department of Labor thereunder (with respect to which the 30 day notice requirement has not been waived by the PBGC).

"Required Banks" means at any time Banks having at least 51% of the sum of the aggregate amount of the unused Commitments and the aggregate principal outstanding amount of the Loans.
"Revolving Credit Period" means the period from and including the Effective Date to but excluding the Commitment Termination Date.
"Revolving Loan" means a loan made by a Bank pursuant to Section 2.01(a).

"RUS" means the Rural Utilities Service of the Department of Agriculture of the United States of America (as successor to the Rural Electrification Administration of the Department of Agriculture of the United States of America) or any other regulatory body which succeeds to its functions.

"RUS Guaranteed Loan" means any loan made by any Person, which loan (x) bears interest at least equal to such Person's cost of funds and (y) is guaranteed, in whole or in part, as to principal and interest by the United States of America through the RUS pursuant to a guarantee, which guarantee contains provisions no less favorable to the holder thereof than the provisions set forth in the form of Exhibit B-1 or Exhibit B-2 hereto; and "Guaranteed Portion" of any RUS Guaranteed Loan means that portion of principal of, and interest on, such RUS Guaranteed Loan which is guaranteed by the United States of America through the RUS as provided in clause (y).

"S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

"SFAS 52" means Statement of Financial Accounting Standards No. 52 entitled "Foreign Currency Translations", issued December, 1981 by the Financial Accounting Standards Board, as amended from time to time.

"SFAS 133" means Statement of Financial Accounting Standards No. 133 entitled "Accounting for Derivative Instruments and Hedging Activities", issued June, 1998 by the Financial Accounting Standards Board as amended from time to time.

"Special Purpose Subsidiary" has the meaning set forth in Section 5.12.
"Start-up Investments" has the meaning set forth in Section 5.12.

"Subsidiary" of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through its Subsidiaries, and (ii) any other Person in which such Person directly or indirectly through Subsidiaries has more than a 50% voting and equity interest; provided that no Person whose only assets are RUS Guaranteed Loans and investments incidental thereto shall be deemed a Subsidiary.

"Superior Indebtedness" means all Indebtedness of the Borrower and its Consolidated Subsidiaries (other than Members' Subordinated Certificates and Qualified Subordinated Indebtedness), but excluding (i) Indebtedness of the Borrower or any of its Consolidated Subsidiaries to the extent that the proceeds of such Indebtedness are used to fund Guaranteed Portions of RUS Guaranteed Loans and (ii) any indebtedness of any Member Guaranteed by the Borrower or any of its Consolidated Subsidiaries ("Guaranteed Indebtedness"), to the extent that either (x) the long-term unsecured debt of such Member is rated at least BBB+ by S&P or Baa1 by Moody's or (y) the payment of principal and interest by the Borrower or any of its Consolidated Subsidiaries in respect of such Guaranteed Indebtedness is covered by insurance or reinsurance provided by an insurer having an insurance financial strength rating of AAA by S&P or a financial strength rating of Aaa by Moody's.

"Syndication Agent" means ABN AMRO Bank N.V., in its capacity as Syndication Agent hereunder, and its successors in such capacity.
"Term Loan" means a loan made pursuant to Section 2.01(b).
"TIER" means, for any period, the ratio of (x) Net Margin plus Cost of Funds plus Derivative Cash Settlements to (y) Cost of Funds plus Derivative Cash Settlements, in each case for such period.
"Type" refers to whether a Loan is a Base Rate Loan, a Euro-Dollar Loan, a Money Market Absolute Rate Loan or a Money Market LIBOR Loan.

"Utilization" means, at any date, the percentage equivalent of a fraction (i) the numerator of which is the aggregate outstanding principal amount of Loans at such date and (ii) the denominator of which is the aggregate amount of the Commitments at such date; provided that if any Loans remain outstanding following the termination of the Commitments, Utilization will be deemed to be 100%.

Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks.

Section 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article 2 on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01(a) in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

ARTICLE 2
The Credits

Section 2.01. Commitments to Lend. (a) Revolving Loans. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the maximum aggregate amount available in accordance with Section 3.03(d)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.12, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

(b) Term Loans. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a Term Loan to the Borrower on the Commitment Termination Date in an amount up to but not exceeding the amount of its Commitment; provided that the Commitments of all Banks to make Revolving Loans have terminated on such date.

(c) Extension of Commitments. The Commitment Termination Date may be extended from time to time in the manner set forth in this subsection (c), in each case for a period of up to 364 days from the date on which the Commitments would otherwise have terminated in full, if the Banks having at least 51% of the Commitments shall have notified the Administrative Agent of their agreement so to extend. If the Borrower wishes to request an extension of the Commitment Termination Date, it shall give written notice to that effect not less than 60 nor more than 90 days prior to the Commitment Termination Date (such notice to state the date to which the Commitment Termination Date is requested to be extended, subject to the provisions of the preceding sentence) to the Administrative Agent whereupon the Administrative Agent shall promptly notify each of the Banks of such request and send a copy of the Extension Agreement referred to below to each Bank. Each Bank will use its best efforts to respond to such request, whether affirmatively or negatively, as it may elect in its discretion, within 30 days of such notice by the Administrative Agent; provided that any Bank which fails to respond to such request within 30 days of such notice shall be deemed to have responded negatively. If less than all Banks respond affirmatively to such request within 30 days, then the Borrower may request each Bank that does not elect to extend the Commitment Termination Date (a "Non-Extending Bank") to assign its Commitment (and any outstanding Loans of such Bank related thereto), no later than 15 days prior to the Commitment Termination Date then in effect, to one or more Assignees pursuant to Section 9.06(c), which Assignees will agree to extend the Commitment Termination Date. If the Banks having at least 51% of the Commitments (including such Assignees and excluding their respective transferor Banks) respond affirmatively, then, subject to receipt by the Administrative Agent of counterparts of an Extension Agreement in substantially the form of Exhibit H hereto duly completed and signed by all the parties thereto, the Commitment Termination Date shall be extended for the period specified above; provided that the Extension Agreement shall be executed and delivered no earlier than 20 days prior to the Commitment Termination Date then in effect, and no extension of the Commitments pursuant to this subsection (c) shall be legally binding on any party hereto, unless and until such Extension Agreement is so executed and delivered.

Section 2.02. Notice of Committed Borrowings. The Borrower shall give the Administrative Agent notice (a "Notice of Committed Borrowing") not later than 11:00 A.M. (New York City time) on (x) the date of such Borrowing, in the case of each Base Rate Borrowing, and (y) the third Euro-Dollar Business Day before such Borrowing, in the case of each Euro-Dollar Borrowing, specifying:

(a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,
(b) the aggregate amount of such Borrowing,
(c) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or a Euro-Dollar Rate, and
(d) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

Notwithstanding the foregoing, no more than 15 Fixed Rate Borrowings shall be outstanding at any one time, and any Borrowing which would exceed such limitation shall be made as a Base Rate Borrowing.

Section 2.03. Money Market Borrowings. (a) In addition to Committed Borrowings pursuant to .1, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

(b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit C hereto so as to be received no later than 10:00 A.M. (New York City time) on (x) the fourth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

(i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,
(ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or any larger multiple of $1,000,000,
(iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and
(iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within four Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

(c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit D hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

(d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 9:30 A.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) 8:30 A.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:15 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.
(ii) Each Money Market Quote shall be in substantially the form of Exhibit E hereto and shall in any case specify:
(A) the proposed date of Borrowing,

(B)  the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $1,000,000 or any larger multiple thereof, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

(C)  in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (rounded to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

(D) in the case of an Absolute Rate Auction, the rate of interest per annum (rounded to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and
(E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

(iii) Any Money Market Quote shall be disregarded if it:
(A) is not substantially in conformity with Exhibit E hereto or does not specify all of the information required by subsection (d)(ii),
(B)contains qualifying, conditional or similar language,
(C) proposes terms other than or in addition to those set forth in the applicable invitation for Money Market Quotes, or
(D) arrives after the time set forth in subsection (d)(i).

(e) Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

(f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

(i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,
(ii) the aggregate principal amount of each Money Market Borrowing must be $10,000,000 or any larger multiple of $1,000,000,
(iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and
(iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

(g)  Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in such multiples, not greater than $100,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

Section 2.04. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

(b) Not later than 1:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

(c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (b), or remitted by the Borrower to the Administrative Agent as provided in Section 2.13, as the case may be.

(d) Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing (or prior to 1:00 P.M. (New York City time) on the date of Borrowing in the case of a Base Rate Borrowing) that such Bank does not intend to make available to the Administrative Agent such Bank's portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount, subject to the provisions of subsection (c). If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall promptly pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Bank or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) in the case of a Bank, the Federal Funds Rate for each such day and (y) in the case of the Borrower, the then applicable rate for Base Rate Loans, Euro-Dollar Loans or Money Market Loans, as appropriate. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder. For purposes of this subsection (d), no amount paid to the Administrative Agent hereunder shall be considered to have been recovered by the Administrative Agent on the date of payment unless such amount shall have been received by the Administrative Agent by 2:30 P.M. (New York City time) on such date.

Section 2.05. (a) Notes. (a) Any Bank may request that the Loans of such Bank be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

(b) Each Bank that has requested that its Loans be evidenced by a Note may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular Type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

(c) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

Section 2.06. Maturity of Loans. Each Loan hereunder shall mature, and the principal amount thereof shall be due and payable on the Maturity Date with respect to such Loan.

Section 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof and, with respect to the principal amount of any Base Rate Loan that is prepaid or converted to a Euro-Dollar Loan, on the date of such prepayment or conversion. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

(b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof and, with respect to the principal amount of any Euro-Dollar Loan that is prepaid or converted to a Base Rate Loan, on the date of such prepayment or conversion.

The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

"Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.
(c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin plus the Adjusted London Interbank Offered Rate applicable to such Loan and (ii) the Euro-Dollar Margin plus the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).
(d) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(b) as if each Euro-Dollar Reference Bank were to participate in the related Money Market LIBOR Borrowing ratably in proportion to its Commitment) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Prime Rate for such day.

(e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

(f) Each Euro-Dollar Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If either Euro-Dollar Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Euro-Dollar Reference Bank or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

Section 2.08 Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject to Section 2.08(d) and the provisions of Article 8), as follows:

(i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day;

(ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans as of any Domestic Business Day, subject to Section 2.14 if any such conversion is effective on any day other than the last day of an Interest Period applicable to such Loans, or may elect to continue such Loans as Euro-Dollar Loans, as of the end of any Interest Period applicable thereto, for an additional Interest Period.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent not later than 10:30 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) such portion, and the remaining portion to which such Notice does not apply, are each at least $10,000,000 (unless such portion is comprised of Base Rate Loans). If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

(b) Each Notice of Interest Rate Election shall specify:
(i) the Group of Loans (or portion thereof) to which such notice applies;
(ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.08(a);
(iii) if the Loans comprising such Group are to be converted to Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and
(iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.
(c) Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to Section 2.08(a), the Administrative Agent shall notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

(d)  The Borrower shall not be entitled to elect to convert any Committed Loans to, or continue any Committed Loans for an additional Interest Period as, Euro-Dollar Loans if (i) the aggregate principal amount of any Group of Euro-Dollar Loans created or continued as a result of such election would be less than $10,000,000 or (ii) a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent.

(e) If any Committed Loan is converted to a different Type of Loan, the Borrower shall pay, on the date of such conversion, the interest accrued to such date on the principal amount being converted.

Section 2.09. Fees.  (a) Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Bank facility fees accruing at the Facility Fee Rate on the daily average amount of such Bank's Commitment (whether used or unused), for the period from and including the Effective Date to but excluding the date such Bank's Commitment is terminated; provided that, if such Bank continues to have any Committed Loans outstanding after its Commitment terminates, then such facility fee shall continue to accrue on the daily outstanding principal amount of such Bank's Committed Loans from and including the date on which its Commitment terminates to but excluding the date on which such Bank ceases to have any Committed Loans outstanding. Accrued facility fees shall be payable on each January 1, April 1, July 1, and October 1 and on the date the Commitment of such Bank is terminated (and, if later, on the date the Loans of such Bank shall be repaid in their entirety); provided that any facility fees accruing after the first anniversary of the Commitment Termination Date shall be payable on demand.

(b) Utilization Fee. During any period when Utilization exceeds 50%, the Borrower shall pay to the Administrative Agent for the account of each Bank utilization fees at a rate of 0.150% per annum accruing on the average daily aggregate outstanding principal amount of the Loans of such Bank. Such utilization fees for each Loan shall be payable on each date on which interest is payable with respect to such Loan pursuant to Section 2.07, and on the date the Commitment of such Bank is terminated (and, if later, on the date the Loans of such Bank shall be repaid in their entirety); provided that any utilization fees accruing after the first anniversary of the Commitment Termination Date shall be payable on demand.
(c) Term-Out Fee. The Borrower shall pay to the Administrative Agent for the account of each Bank ratably term-out fees at a rate of 0.250% per annum accruing on the daily aggregate outstanding principal amount of the Term Loan of such Bank, for the period from and including the Commitment Termination Date to but excluding the date the Term Loan of such Bank is repaid in full. Such term-out fees for each Loan shall be payable on each date on which interest is payable with respect to such Loan pursuant to Section 2.07 occurring after the Commitment Termination Date, and on the date the Term Loan of such Bank shall be repaid in its entirety; provided that any term-out fees accruing after the first anniversary of the Commitment Termination Date shall be payable on demand.

(d)  Agents' Fees. The Borrower shall pay to the Administrative Agent and the Syndication Agent, each for its own account, one or more fees in such amounts and at such times as has been previously agreed between the Borrower and each of them.

Section 2.10. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent (which notice the Administrative Agent will promptly deliver to the Banks), (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

Section 2.11. Mandatory Termination of Commitments. The Commitments shall terminate on the Commitment Termination Date; provided that the Commitment of any Non-Extending Bank shall terminate on the Commitment Termination Date in effect immediately prior to giving effect to the extension of such date pursuant to Section 2.01(c).

Section 2.12 Optional Prepayments. (a) Subject in the case of Euro-Dollar Loans to Section 2.14, the Borrower may upon at least one Domestic Business Day's notice to the Administrative Agent, prepay any Group of Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans (or such Money Market Borrowing).

(b) Except as provided in Section 2.12(a), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

(c)  Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

Section 2.13. (a) General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 1:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Article 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

Section 2.14. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a different type of Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.07(c), or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), 2.08(c) or 2.12(c) the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

Section 2.15. Computation of Interest and Fees. Interest based on the Prime Rate and fees hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.16. Withholding Tax Exemption. At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Administrative Agent two duly completed copies of (i) United States Internal Revenue Service Form W-8BEN (or any successor form), certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Bank from United States withholding tax or reduces the rate of withholding tax on payments received for the account of such Bank under this Agreement and the Notes, or (ii) United States Internal Revenue Service Form W-8ECI (or any successor form), certifying that the income receivable by such Bank under this Agreement and the Notes is effectively connected with the conduct of a trade or business in the United States. Each Bank which so delivers a Form W-8BEN or W-8ECI further undertakes to deliver to each of the Borrower and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying to the effect set forth in clause (i) or (ii) above, as applicable, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Administrative Agent that it is not capable of making the certifications set forth in clause (i) or (ii) above, as applicable.

Section 2.17. Increase of Commitments. (a) Upon at least 15 days' prior notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, subject to the terms and conditions set forth below, to increase the aggregate amount of the Commitments in multiples of $5,000,000; provided that the amount of such increase when added to the aggregate amount of all such prior increases in the Commitments hereunder and all prior or contemporaneous increases in the commitments under the Other Credit Facilities (including in each case by way of creating new Commitments), in each case on or after the Effective Date (as such term is defined herein and in the Other Credit Facilities, as the case may be), does not exceed $500,000,000.

(b) Any such increase in the Commitments hereunder shall apply, at the option of the Borrower, (x) to the Commitment of one or more Banks; provided that (i) the Administrative Agent and each Bank whose Commitment is to be increased shall consent to such increase, (ii) the amount set forth on the Commitment Schedule opposite the name of each Bank the Commitment of which is being so increased shall be amended to reflect the increased Commitment of such Bank and (iii) if any Committed Loans are outstanding at the time of such an increase, the Borrower will, notwithstanding anything to the contrary contained in this Agreement, on the date of such increase, incur and repay or prepay one or more Committed Loans from the Banks in such amounts so that after giving effect thereto the Committed Loans shall be outstanding on a pro rata basis (based on the Commitments of the Banks after giving effect to the changes made pursuant to this Section 2.17 on such date) from all the Banks or (y) to the creation of a new Commitment of an institution not then a Bank hereunder; provided that (i) such institution becomes a party to this Agreement as a Bank by execution and delivery to the Borrower and the Administrative Agent of counterparts of this Agreement, (ii) the Commitment Schedule shall be amended to reflect the Commitment of such new Bank, (iii) if requested by such new Bank, the Borrower shall issue a Note to such new Bank in conformity with the provisions of Section 2.05, (iv) if any Committed Loans are outstanding at the time of the creation of such Commitment of such Bank, the Borrower will, notwithstanding anything to the contrary contained in this Agreement, on the date of the creation of such Commitment, incur and repay or prepay one or more Committed Loans from the Banks in such amounts so that after giving effect thereto the Committed Loans shall be outstanding on a pro rata basis (based on the Commitments of the Banks after giving effect to the changes made pursuant to this Section 2.17 on such date) from all the Banks and (v) if such institution is neither a banking institution nor an affiliate of a Bank, such institution must be consented to by the Administrative Agent.
(c) It is understood that any increase in the amount of the Commitments pursuant to this Section 2.17 shall not constitute an amendment of this Agreement or the Notes.

ARTICLE 3
Conditions

Section 3.01. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Administrative Agent shall have received the following documents or other items, each dated the Effective Date unless otherwise indicated:

(a)  receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

(b) receipt by the Administrative Agent for the account of each Bank that has requested a Note of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.05;

(c) receipt by the Administrative Agent of an opinion of John Jay List, Esq., General Counsel of the Borrower, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request, such opinion to be in form and substance satisfactory to the Administrative Agent;

(d)  receipt by the Administrative Agent of an opinion of Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit G hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request, such opinion to be in form and substance satisfactory to the Administrative Agent;

(e) receipt by the Administrative Agent of a certificate signed by the Chief Financial Officer or the Chief Executive Officer and an Assistant Secretary-Treasurer or the Controller of the Borrower to the effect that the conditions set forth in clauses (c) through (g), inclusive, of Section 3.03 have been satisfied as of the Effective Date and, in the case of clauses (c), (e) and (g), setting forth in reasonable detail the calculations required to establish such compliance;

(f)  receipt by the Administrative Agent, with a copy for each Bank, of a certificate of an officer of the Borrower acceptable to the Administrative Agent stating that all consents, authorizations, notices and filings required or advisable in connection with this Agreement are in full force and effect, and the Administrative Agent shall have received evidence thereof reasonably satisfactory to it;

(g) evidence satisfactory to the Administrative Agent that arrangements have been made for payment in full of all amounts owed under the Prior Credit Agreements;

(h)  receipt by the Administrative Agent and the Syndication Agent (or their respective assigns) and by each Bank of all fees required to be paid in the respective amounts heretofore mutually agreed, and all expenses for which invoices have been presented, on or before the Effective Date; and

(i)  receipt by the Administrative Agent of all documents the Required Banks may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent.

The Administrative Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

Section 3.02. Prior Credit Agreements. (a) On the Effective Date, the "Commitments" as defined in each of the Prior Credit Agreements shall terminate, without further action by any party thereto, except that Sections 2.14, 7.05, 7.06, 8.03 and 9.03 of each of the Prior Credit Agreements (and Section 2.13 and Article 9 of each of the Prior Credit Agreements insofar as they relate to such foregoing Sections) shall survive such termination and any related payment of amounts owed under each of the Prior Credit Agreements.

(b) The Banks which are parties to each Prior Credit Agreement, comprising the "Required Banks" as defined therein, hereby waive any requirement of notice of termination of the "Commitments" (as defined in such Prior Credit Agreement) pursuant to Section 2.10 thereof and of prepayment of loans thereunder to the extent necessary to give effect to Section 3.01(g) and Section 3.01(a) hereof; provided that any such prepayment of Loans shall be subject to Section 2.14 of such Prior Credit Agreement.

Section 3.03. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions, in each case at the time of such Borrowing and immediately thereafter:

(a) the fact that the Effective Date shall have occurred on or prior to April 15, 2004;
(b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;
(c) the fact that the Borrower is in compliance with Section 7.12(a) of the 1972 Indenture and Section 7.11 of the 1994 Indenture, as each Indenture is in effect as of the date hereof;
(d) the fact that the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;
(e) the fact that no Default shall have occurred and be continuing;
(f) the fact that the representations and warranties of the Borrower (in the case of a Borrowing, other than the representation set forth in Section 4.02(c)) contained in this Agreement shall be true (it being understood and agreed that the representation and warranty set forth in Section 4.13 shall be true and correct as to all information furnished prior to the making of the respective Loan); and
(g) the fact that (i) there shall be no collateral securing Bonds issued pursuant to either Indenture of a type other than the types of collateral permitted to secure Bonds issued pursuant to such Indenture as of the date hereof, (ii) the Allowable Amount of Eligible Collateral then pledged under either Indenture shall not exceed 150% of the aggregate principal amount of Bonds then Outstanding under such Indenture and (iii) no collateral shall secure Bonds other than (A) Eligible Collateral under such Indenture the Allowable Amount of which is included within the computation under subsection (ii) above or (B) collateral previously so pledged which ceases to be such Eligible Collateral not as a result of any acts or omissions to act of the Borrower (other than the declaration of an "event of default" as defined in a Mortgage which results in the exercise of any right or remedy described in such Mortgage); each defined term used in this clause (g) that is not defined in this Agreement shall have the meaning assigned thereto in the applicable Indenture.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (c), (d), (e), (f) and (g) of this Section 3.03.

ARTICLE 4
Representations and Warranties

The Borrower makes the following representations, warranties and agreements, which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans:

Section 4.01. Corporate Existence, Power and Authority. The Borrower is a cooperative association duly incorporated, validly existing and in good standing under the laws of the District of Columbia and has the corporate power and authority and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and to transact the business in which it is engaged. The Borrower is duly qualified or licensed as a foreign corporation in good standing in every jurisdiction in which the nature of the business in which it is engaged makes such qualification or licensing necessary, except in those jurisdictions in which the failure to be so qualified or licensed would not (after qualification, assuming that the Borrower could so qualify without the payment of any fee or penalty and retain the rights as they existed prior to such qualification all to an extent so that any fees or penalties required to be so paid or any rights not so retained would not, individually or in the aggregate, have a material adverse effect on the business or financial condition of the Borrower), individually or in the aggregate, have a material adverse effect upon the business or financial condition of the Borrower. The Borrower has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the Notes. This Agreement has been, and the Notes when executed and delivered will have been, duly and validly authorized, executed and delivered by the Borrower, and this Agreement constitutes a legal, valid and binding agreement of the Borrower, and the Notes, when executed and delivered by the Borrower in accordance with this Agreement, will constitute legal, valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

Section 4.02. Financial Statements. (a) The combined balance sheets of the Borrower and its Consolidated Subsidiaries as at May 31, 2003 and the related combined statements of operations, changes in equity and cash flows for the fiscal year ended May 31, 2003, including the related notes, accompanied by the opinion and report thereon of Ernst & Young LLP, certified public accountants, heretofore delivered to the Banks, present fairly in all material respects in accordance with generally accepted accounting principles the combined financial position of the Borrower and its Consolidated Subsidiaries as at the date of said balance sheets and the combined results of the operations of the Borrower and its Consolidated Subsidiaries for said fiscal year. The Borrower has no material liabilities (contingent or otherwise) of the type required to be disclosed in financial statements or footnotes which are not disclosed by or reserved against in the most recent audited financial statements or in the notes thereto other than (i) Indebtedness incurred and (ii) loan and guarantee commitments issued in each case by the Borrower in the ordinary course of business since the date of such financial statements. All such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, except as disclosed therein. The same representations as are set forth in this Section 4.02 shall be deemed to have been made by the Borrower in respect of the most recent annual and quarterly financial statements of the Borrower and its Consolidated Subsidiaries (except that the opinion and report of Ernst & Young LLP may be replaced by an opinion and report of another nationally recognized firm of independent certified public accountants) furnished or required to be furnished to the Banks prior to or at the time of the making of each Loan hereunder, at the time the same are furnished or required to be furnished.

(b)  The unaudited consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of November 30, 2003 and the related unaudited consolidated statements of operations, changes in equity and cash flows for the six months then ended, heretofore delivered to the Banks, present fairly in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section 4.02, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such six-month period (subject to normal year-end adjustments). The Borrower and its Consolidated Subsidiaries have no material liabilities (contingent or otherwise) of the type required to be disclosed in financial statements or footnotes which are not disclosed by or reserved against in such financial statements for such six-month period other than (i) Indebtedness incurred and (ii) loan and guarantee commitments issued in each case by the Borrower or its Consolidated Subsidiaries in the ordinary course of business since the date of such financial statements.

(c)  Since November 30, 2003 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

Section 4.03. Litigation. There are no actions, suits, proceedings or investigations pending or, to the Borrower's knowledge, threatened by or before any court or any governmental authority, body or agency or any arbitration board which are reasonably likely to materially adversely affect the business, property, assets, financial position or results of operations of the Borrower or the authority or ability of the Borrower to perform its obligations under this Agreement or the Notes.

Section 4.04. Governmental Authorizations. No authorization, consent, approval or license of, or declaration, filing or registration with or exemption by, any governmental authority, body or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or the Notes. The Banks acknowledge that the Borrower will file this Agreement with the Securities and Exchange Commission after the Effective Date.

Section 4.05. Members' Subordinated Certificates. The holders of the Borrower's Members' Subordinated Certificates are not and will not be entitled to receive any payments with respect to the principal thereof or interest thereon solely because of withdrawing or being expelled from membership in the Borrower.

Section 4.06. No Violation of Agreements. Neither the Borrower nor any Subsidiary is in default in any material respect under any material agreement or other instrument to which it is a party or by which it is bound or its property or assets may be affected. No event or condition exists which constitutes, or with the giving of notice or lapse of time or both would constitute, such a default under any such agreement or other instrument. Neither the execution and delivery of this Agreement or the Notes, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will contravene any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, decree, award, franchise, order or permit applicable to the Borrower, or will conflict or be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute (or with the giving of notice or lapse of time, or both, would constitute) a default under (or condition or event entitling any Person to require, whether by purchase, redemption, acceleration or otherwise, the Borrower to perform any obligations prior to the scheduled maturity thereof), or result in the creation or imposition of any Lien upon any of the property or assets of the Borrower pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which it may be subject, or violate any provision of the certificate of incorporation or by-laws of the Borrower. Without limiting the generality of the foregoing, the Borrower is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Borrower, any agreement or indenture relating thereto or any other contract or agreement (including its certificate of incorporation and by-laws), which would be violated by the incurring of the Indebtedness to be evidenced by the Notes.

Section 4.07. No Event of Default under the Indentures. The Borrower has complied fully with all of the material provisions of each Indenture. No Event of Default (within the meaning of such term as defined in each Indenture) and no event, act or condition (except for possible non-compliance by the Borrower with any immaterial provision of such Indenture which in itself is not such an Event of Default under such Indenture) which with notice or lapse of time, or both, would constitute such an Event of Default has occurred and is continuing under such Indenture. The Borrowings by the Borrower contemplated by this Agreement will not cause such an Event of Default under, or the violation of any covenant contained in, either Indenture.

Section 4.08. Compliance with ERISA. The Plans (other than Plans consisting of multiemployer plans (as defined in Section 4001 of ERISA)) are in substantial compliance with ERISA other than any failure to comply that is not reasonably likely to have a material adverse effect on the business, operations, prospects, property, assets or financial position of the Borrower, no such Plan is insolvent or in reorganization other than an insolvency or reorganization that is not reasonably likely to have a material adverse effect on the business, operations, prospects, property, assets or financial position of the Borrower, and no such Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Internal Revenue Code other than any accumulated or waived funding deficiency that is not reasonably likely to have a material adverse effect on the business, operations, prospects, property, assets or financial position of the Borrower. No Plan consisting of a multiemployer plan (as defined in Section 4001 of ERISA) is in reorganization. Neither the Borrower nor a Subsidiary of the Borrower nor any member of the ERISA Group has incurred any material liability (including any material contingent liability) to or on account of a Plan pursuant to Section 4062, 4063, 4064, 4201 or 4204 of ERISA, no proceedings have been instituted to terminate any Plan, and no condition exists which presents a material risk to the Borrower of incurring a material liability to or on account of a Plan pursuant to any of the foregoing Sections of ERISA.

Section 4.09. Compliance with Other Laws. The Borrower and each Subsidiary is in compliance, in all material respects, with all applicable requirements of law and all applicable rules and regulations of each Federal, State, municipal or other governmental department, agency or authority, domestic or foreign.

Section 4.10. Tax Status. The Borrower is exempt from payment of Federal income tax under Section 501(c)(4) of the Internal Revenue Code.

Section 4.11. Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

Section 4.12. Public Utility Holding Company Act. The Borrower is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

Section 4.13. Disclosure. To the best of the Borrower's knowledge, information and belief, neither this Agreement nor any document, certificate or financial statement furnished to any Bank by or on behalf of the Borrower in connection herewith (all such documents, certificates and financial statements, taken as a whole) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact (other than facts of a general economic or political nature) known to the Borrower which in its judgment materially adversely affects or in the future is likely to (so far as is now known to the Borrower) have a material adverse effect upon the business, operations, prospects, property, assets or financial condition of the Borrower which has not been set forth in this Agreement or in other documents, certificates or financial statements furnished to the Banks by or on behalf of the Borrower in connection with the transactions contemplated hereby.

Section 4.14. Subsidiaries. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

Section 4.15. Environmental Matters. In the ordinary course of its business, the Borrower conducts reviews, to the extent appropriate given the nature of its business operations, of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the cost of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

ARTICLE 5
Covenants

The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note or any fee payable pursuant to Section  2.09 or any other amount then due and payable hereunder remains unpaid:

Section 5.01.Corporate Existence. The Borrower, at its own cost and expense, will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights and franchises; provided, however, that neither the Borrower nor any Subsidiary shall be required to preserve any right or franchise or, in the case of a Subsidiary, its corporate existence, if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary (provided that the termination of the corporate existence of a Subsidiary shall be permitted if the Board of Directors of the Borrower shall determine that its existence is not desirable in the conduct of the business of the Borrower) and that the loss thereof is not disadvantageous in any material respect to the Banks.

Section 5.02. Disposition of Assets, Merger, Character of Business, etc. The Borrower will not wind up or liquidate its business or sell, lease, transfer or otherwise dispose of all or substantially all of its assets as an entirety or in a series of related transactions and will not consolidate with or merge with or into any other Person other than a merger with a Subsidiary in which the Borrower is the surviving Person. The Borrower will not engage in any business other than the business contemplated by its certificate of incorporation and by-laws, each as in effect on the Effective Date.

Section 5.03. Financial Information. (a) The Borrower will, and will cause each Subsidiary other than the Subsidiaries listed on Schedule 5.03(a) to, keep its books of account in accordance with generally accepted accounting principles.

(b) The Borrower will furnish to the Banks:

(i)  as soon as available and in any event within 60 days after the close of each of the first three quarters of each fiscal year of the Borrower, as at the end of, and for the period commencing at the end of the previous fiscal year and ending with, such quarter, unaudited consolidated balance sheets of the Borrower and its Consolidated Subsidiaries and the related unaudited consolidated statements of operations, changes in equity and cash flow of the Borrower and its Consolidated Subsidiaries for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all in reasonable detail and certified (subject to normal year-end adjustments) as to fairness of presentation in accordance with generally accepted accounting principles in all material respects and consistency (except for changes concurred in by the Borrower's independent certified public accountants) by the Chief Executive Officer, the Chief Financial Officer, an Assistant Secretary-Treasurer or the Controller of the Borrower;

(ii)  as soon as practicable and in any event within 90 days after the close of each fiscal year of the Borrower, as at the end of and for the fiscal year just closed, consolidated balance sheets of the Borrower and its Consolidated Subsidiaries and the related consolidated statements of operations, changes in equity and cash flow for such fiscal year for the Borrower and its Consolidated Subsidiaries, all in reasonable detail and fully certified (without any qualification as to the scope of the audit) by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing selected by the Borrower, who shall have audited the books and accounts of the Borrower for such fiscal year;

(iii)  together with the financial statements referred to in clauses (i) and (ii) above, a certificate signed by the Chief Executive Officer, the Chief Financial Officer, an Assistant Secretary-Treasurer or the Controller of the Borrower, in such detail as shall be reasonably satisfactory to the Required Banks,

(A) identifying (x) all Indebtedness outstanding as at the end of the fiscal period covered by such financial statements extended by the Borrower or its Consolidated Subsidiaries or by any other Person and Guaranteed by the Borrower or its Consolidated Subsidiaries to the forty Members or borrowers of any Consolidated Subsidiary ("Consolidated Subsidiary Members"), taken as a whole, with the largest amount of Indebtedness to (or Guaranteed by) the Borrower or its Consolidated Subsidiaries outstanding as at the end of the fiscal period covered by such financial statements (the "Largest Members") as to which, to the knowledge and information of the Borrower or such Consolidated Subsidiary, the Member or Consolidated Subsidiary Member is in default (whether in the payment of the principal thereof or interest thereon or with respect to any material covenant or agreement contained in any instrument, mortgage or agreement evidencing or relating to such Indebtedness) and specifying whether such default has been waived by the Borrower or such Consolidated Subsidiary or such other Person and the nature and status of each such default not so waived and (y) the aggregate amount of all Indebtedness outstanding as of the end of the fiscal period covered by such financial statements as to which, to the knowledge and information of the Borrower or such Consolidated Subsidiary, Members or Consolidated Subsidiary Members other than the Largest Members are in default in the payment of the principal thereof or interest thereon or are in default with respect to any material covenant or agreement contained in any instrument, mortgage or agreement evidencing or relating to such Indebtedness and as to which the Borrower or such Consolidated Subsidiary has commenced the exercise of remedies in respect thereof,

(B) identifying the ten Members or Consolidated Subsidiary Members, taken as a whole, with the largest amount of Indebtedness to (or Guaranteed by) the Borrower or its Consolidated Subsidiaries outstanding as of the end of the fiscal period covered by such financial statements, together with the principal amount of such Indebtedness outstanding with respect to each such Member as of the end of such fiscal period, and

(C) providing the aggregate principal amount of all loans which are RUS Guaranteed Loans and are outstanding as of the end of the fiscal period covered by such financial statements;

(iv) with reasonable promptness, copies of all regular and periodical reports (including Current Reports on Form 8-K) filed with, or furnished to, the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of the Securities and Exchange Commission;

(v) promptly after obtaining knowledge or receiving notice of a change (whether an increase or decrease) in any rating issued by S&P or Moody's pertaining to any securities of, or guaranteed by, the Borrower or any of its Subsidiaries or affiliates, a notice setting forth such change; and

(vi) with reasonable promptness, such other information respecting the business, operations, prospects and financial condition of the Borrower or any of its Subsidiaries or any Joint Venture as any Bank may, from time to time, reasonably request, including, without limitation, with respect to the performance and observance by the Borrower of the covenants and conditions contained in this Agreement.

Section 5.04. Default Certificates. Concurrently with each financial statement delivered to the Banks pursuant to clauses (i) and (ii) of Section 5.03, the Borrower will furnish to the Banks a certificate signed by the Chief Executive Officer, the Chief Financial Officer, an Assistant Secretary-Treasurer or the Controller of the Borrower to the effect that the review of the activities of the Borrower during such year or the portion thereof covered by such financial statement and of the performance of the Borrower under this Agreement has been made under his supervision and that to the best of his knowledge, based on such review, there exists no event which constitutes a Default or an Event of Default under this Agreement or, if any such event exists, specifying the nature thereof, the period of its existence and what action the Borrower has taken and proposes to take with respect thereto, which certificate shall set forth the calculations or other data required to establish compliance with the provisions of Section 5.09 and Sections 5.12 through 5.14, inclusive, at the end of such fiscal quarter or fiscal year, as the case may be. The Borrower further covenants that upon any such officer of the Borrower obtaining knowledge of any Default or Event of Default under this Agreement, it will forthwith, and in no event later than the close of business on the Domestic Business Day immediately after the day such knowledge is obtained, deliver to the Banks a statement of any officer referred to above specifying the nature and the period of existence thereof and what action the Borrower has taken and proposes to take with respect thereto.

Section 5.05. Notice of Litigation, Legislative Developments and Defaults. The Borrower will promptly give written notice to each of the Banks of (i) any action, proceeding or claim of which the Borrower may have notice, which may be commenced or asserted against the Borrower or any Subsidiary in which the amount involved is $5,000,000 or more and is not covered in full by insurance or as to which any insurer has disclaimed liability; (ii) any dispute which may exist between the Borrower or any Subsidiary and any governmental body, which is likely to materially and adversely affect the normal business operation of the Borrower or the Borrower and its Subsidiaries taken as a whole or any of the material properties and assets of the Borrower or the Borrower and its Subsidiaries taken as a whole; (iii) any legislation enacted by any governmental body and any rulings and regulations promulgated by any governmental or regulatory bodies, known or which should be known to the Borrower, affecting the Borrower or any Subsidiary or, if known to the Borrower, generally affecting the Borrower's Members which is likely to materially and adversely affect the present or future operations of the Borrower, the Borrower and its Subsidiaries taken as a whole or the Borrower's Members; and (iv) any default by the Borrower or any Subsidiary or event or condition known or which should be known to the Borrower which with the giving of notice or lapse of time, or both, would constitute a default, with respect to any payment or payments in respect of Indebtedness of the Borrower or such Subsidiary aggregating in excess of $25,000,000 (whether in payment of principal thereof or interest thereon or with respect to any material covenant or agreement contained in any instrument, mortgage, deed of trust or agreement evidencing or relating to such Indebtedness or otherwise).

Section 5.06. ERISA. As soon as possible and, in any event, within 10 days after the Borrower or a Subsidiary of the Borrower knows or has reason to know that a Reportable Event has occurred, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code with respect to a Plan, that a Plan has been or may be terminated, that proceedings may be or have been instituted to terminate a Plan, or that the Borrower, a Subsidiary of the Borrower or any member of the ERISA Group will or may incur any liability in excess of $5,000,000 to or on account of a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, the Borrower will deliver to each of the Banks a certificate of the Chief Financial Officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or such Subsidiary is required or proposes to take, together with any notices required to be filed by the Borrower, such Subsidiary, such member of the ERISA Group or the plan administrator with the PBGC with respect thereto.

Section 5.07. Payment of Charges. The Borrower will, and will cause each Subsidiary to, duly pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon or against it or its property or assets, prior to the date on which penalties attach thereto, unless and to the extent only that such taxes, assessments and governmental charges or levies are being contested in good faith by appropriate proceedings; and (ii) all material lawful claims, including, without limitation, claims for labor, materials, supplies or services, which might or could, if unpaid, become a Lien upon such property or assets, unless and to the extent only that the validity or the amount thereof is being contested in good faith by appropriate proceedings.

Section 5.08. Inspection of Books and Assets. The Borrower will, and will cause each Subsidiary to, permit any representative of any Bank (or any agent or nominee of such Bank) to visit and inspect any of the property of the Borrower or such Subsidiary, to examine the books of record and account of the Borrower or such Subsidiary and to discuss the affairs, finances and accounts of the Borrower or such Subsidiary with the officers and independent public accountants of the Borrower or such Subsidiary, all at such reasonable times and as often as such Bank may reasonably request.

Section 5.09. Indebtedness. (a) The Borrower will not, and will not permit any of its Consolidated Subsidiaries (other than Rural Telephone Finance Cooperative and National Cooperative Services Corporation) to, incur, assume or Guarantee any Superior Indebtedness, or make any optional prepayment on any Members' Subordinated Certificate; provided that subject to the provisions of Section 5.12, any such Subsidiary may incur Superior Indebtedness owing to the Borrower or assume or Guarantee Indebtedness of any Person (other than the Borrower or any of its Subsidiaries) owing to the Borrower and (ii) the Borrower may incur, assume or Guarantee Superior Indebtedness or make optional prepayments on Members' Subordinated Certificates if, after giving effect to any such action specified above in this clause , (x) on the date of such incurrence, assumption or Guarantee or making of such optional prepayment (the "Determination Date") the aggregate principal amount of Superior Indebtedness then outstanding would not exceed ten times the sum of (a) the aggregate principal amount of Members' Subordinated Certificates outstanding on the Determination Date, (b) the aggregate amount of the line item "total equity" shown on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries on the Determination Date, (c) the aggregate amount of the line item "minority interest" shown on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries on the Determination Date and (d) the aggregate principal amount of Qualified Subordinated Indebtedness outstanding on the Determination Date and (y) on no given future date would the aggregate principal amount of Superior Indebtedness outstanding on the Determination Date which will remain outstanding on such given future date exceed ten times the sum of (a) the aggregate principal amount of Members' Subordinated Certificates outstanding on the Determination Date which will remain outstanding on such given future date, (b) the aggregate amount of the line item "total equity" shown on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries on the Determination Date, (c) the aggregate amount of the line item "minority interest" shown on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries on the Determination Date and (d) the aggregate principal amount of Qualified Subordinated Indebtedness outstanding on the Determination Date which will remain outstanding on such given future date; provided that the non-cash adjustments (whether positive or negative) required to be made pursuant to SFAS 133 and SFAS 52 shall be excluded from calculations under clause (ii) above to the extent otherwise included therein. The respective principal amounts of Superior Indebtedness, Members' Subordinated Certificates and Qualified Subordinated Indebtedness to be outstanding on such given future date shall be determined after giving effect to mandatory sinking fund payments, other mandatory prepayments and serial and other maturity payments required to be made on or prior to said given future date by the terms of such Superior Indebtedness, Members' Subordinated Certificates, Qualified Subordinated Indebtedness or any indenture or other instrument pursuant to which they are respectively issued.

(b) If any Loan is outstanding hereunder, the Borrower will not take any action which would prevent it from then complying, or fail to take any action which would enable it then to comply, with the provisions of Section 3.03(g), assuming for this purpose only that the Borrower then intended to borrow from one or more of the Banks hereunder.

Section 5.10. Liens. The Borrower will not create or permit to exist any Lien on or with respect to any Indebtedness of any Member which is an asset of the Borrower, now existing or hereafter created, or on any notes, mortgages or other documents or instruments evidencing any such Indebtedness, and the Borrower will not permit any Subsidiary to create or permit to exist any Lien on or with respect to any of such Subsidiary's assets, except Liens (i) granted by the Borrower to the trustee pursuant to either Indenture, (ii) (x) on any such Indebtedness granted by the Borrower to secure any borrowing for the purpose of making loans to Member power supply systems or loans to Members for bulk power supply projects or loans to Members for the purpose of providing financing to telephone and related systems eligible to borrow from the RUS, which borrowing or borrowings are on terms (except as to terms of interest, premium, if any, and amortization) not materially more disadvantageous to the Borrower's unsecured creditors than the borrowings under either Indenture (it being understood that the Borrower can not pledge such assets to an extent greater than 150% of the aggregate principal amount of such Indebtedness) or (y) REDLG Program Liens securing REDLG Obligations with respect to government Guarantees of Indebtedness of the Borrower; provided that Liens incurred in reliance on this subsection (ii) shall not secure amounts exceeding $500,000,000 in the aggregate at any one time outstanding, (iii) of current taxes not delinquent or a security for taxes being contested in good faith, (iv) other than in favor of the PBGC, created by or resulting from any legal proceedings (including legal proceedings instituted by the Borrower or any Subsidiary) which are being contested in good faith by appropriate proceedings, including appeals of judgments as to which a stay of execution shall have been issued, and adequate reserves shall have been established, (v) created by the Borrower to secure Guarantees by the Borrower of Indebtedness, the interest on which is excludable from the gross income of the recipient thereof for Federal income tax purposes as provided in Section 103(a) of the Internal Revenue Code or Section 103(a) of the Internal Revenue Code of 1954, as amended, (x) of a Member which is a state or political subdivision thereof or (y) of a state or political subdivision thereof incurred to benefit a Member for one of the purposes provided in Section 142(a)(2), (4), (5), (6), (8), (9), (10) or (12) of the Internal Revenue Code or Section 103(b)(4)(D), (E), (F), (G), (H) or (J) of the Internal Revenue Code of 1954, as amended, (vi) granted by any Subsidiary to the Borrower and (vii) REDLG Program Liens (in addition to those incurred in reliance on subsection (ii)) securing REDLG Obligations with respect to government Guarantees of Indebtedness of the Borrower in an aggregate principal or face amount not to exceed $2,500,000,000 at any one time outstanding.

Section 5.11. Maintenance of Insurance. The Borrower will maintain, and will cause each Subsidiary to maintain, insurance in such amounts, on such forms and with such companies as is necessary or appropriate for its business.

Section 5.12. Subsidiaries and Joint Ventures. The Borrower will not permit the sum of the amount of Indebtedness owing to the Borrower by all of its Subsidiaries and Joint Ventures plus the amount paid by the Borrower in respect of the stock, obligations or securities of or any other interest in such Subsidiaries and Joint Ventures plus any capital contributions by the Borrower to such Subsidiaries and Joint Ventures (the amounts referred to in paragraphs (i) through (iii), the "Investments") plus the amount of assets (excluding Foreclosed Assets) otherwise sold or transferred by the Borrower to such Subsidiaries and Joint Ventures (other than sales at fair market value) minus (v) any Start-up Investments minus (vi) any Investment made in cash by the Borrower in any Special Purpose Subsidiary (up to a maximum amount not to exceed the lesser of (x) the amount necessary to provide such Special Purpose Subsidiary with sufficient working capital to conduct its business as contemplated hereby and (y) $150,000,000) to exceed at any time 10% of the sum of (i) all accounts which, in accordance with generally accepted accounting principles, constitute equity in the Borrower and its Consolidated Subsidiaries at such time plus (ii) all Indebtedness of the Borrower shown on its balance sheet dated as of May 31, 2003 as Members' Subordinated Certificates as such Indebtedness shall be reduced from time to time and any other Indebtedness of the Borrower incurred after May 31, 2003 having substantially similar provisions as to subordination as those contained in said outstanding certificates as such other Indebtedness shall be reduced from time to time, in each case at such time plus (iii) all "minority interest" shown on the consolidated statement of operations of the Borrower and its Consolidated Subsidiaries most recently delivered by the Borrower to the Banks pursuant to Section 4.02 or Section 5.03 plus (iv) all Qualified Subordinated Indebtedness outstanding at such time; provided that non-cash adjustments (whether positive or negative) required to be made pursuant to SFAS 133 and SFAS 52 shall be excluded from the calculation of the amounts specified in clauses (b)(i), (b)(ii), (b)(iii) and (b)(iv) to the extent otherwise included therein; provided further that, in addition to the foregoing, the Borrower may transfer assets with an aggregate fair market value of not more than $150,000,000 to a bankruptcy remote trust required to be established to support REDLG Obligations of the Borrower, and any such transfer shall be excluded from any calculation under clauses (a) and (b) above to the extent otherwise included therein. For the purpose of this Section 5.12, "Foreclosed Asset" means (x) any property distributed or to be distributed to the Borrower with the authority of any Bankruptcy Court in connection with the bankruptcy of any of the Borrower's debtors and (y) property received by the Borrower upon enforcement by the Borrower of its security interest (if any) in such property or in settlement of delinquent accounts or other overdue amounts owed to it by any of the Borrower's debtors; "Special Purpose Subsidiary" means any domestic Subsidiary all of the shares of capital stock or other ownership interest of which are directly or indirectly owned by the Borrower, which Subsidiary is established for the sole purpose of, and whose sole business shall at all times be, holding Foreclosed Assets; and "Start-up Investments" means Investments made in a Special Purpose Subsidiary solely to finance such Special Purpose Subsidiary's initial acquisition of Foreclosed Assets.

Section 5.13. Minimum TIER. The Borrower and its Consolidated Subsidiaries shall at no time permit the average of the TIERs for the six (6) immediately preceding fiscal quarters of the Borrower to be less than 1.025:1.00.

Section 5.14. Retirement of Patronage Capital. The Borrower shall not make, or permit any Subsidiaries of the Borrower to make, any payments to Members in respect of Patronage Capital Certificates unless (i) the TIER for the immediately preceding fiscal year for which financial statements have been delivered to the Banks pursuant to Section 5.03(b) equals or exceeds 1.05:1.00 and (ii) there exists (and would exist after giving effect to any such payment) no Default or Event of Default under this Agreement.

Section 5.15. Use of Proceeds. The proceeds of the Loans made hereunder may be used by the Borrower for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock", within the meaning of Regulation U. Neither the Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U or Regulation X.

ARTICLE 6
Defaults

Section 6.01. Events of Defaults. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

(a) Principal and Interest. The Borrower shall (i) fail to pay when due (whether upon stated maturity, by acceleration or otherwise) any principal of any Loan or (ii) fail, and such failure shall continue uncured for one or more Domestic Business Days, to pay when due (whether upon stated maturity, by acceleration or otherwise) any interest on any Loan;

(b) Other Amounts. The Borrower shall fail to pay when due any fee or other amount payable under this Agreement and such failure remains uncured for five (5) days after the due date thereof;

(c) Covenants Without Notice. The Borrower shall fail to observe or perform any covenant or agreement on its part to be observed or performed which is set forth in Section 5.1, 5.2, 5.9, 5.10, 5.12, 5.13, 5.14 or 5.15;

(d) Covenants With 10 Days Grace. The Borrower shall fail to observe or perform any covenant or agreement on its part to be observed or performed, which is set forth in the last sentence of Section 5.4, or in Section 5.05, 5.06, 5.07, 5.08, and such non-observance or non-performance shall continue unremedied for a period of more than 10 days;

(e) Other Covenants. The Borrower shall fail to observe or perform any covenant, condition or agreement on its part to be observed or performed, other than as referred to in subsections (a), (b), (c) and (d) above, for a period of 30 days after written notice specifying such failure and requesting that it be remedied is given by any Bank to the Borrower and the other Banks; provided that, if the failure be such that it cannot be corrected within the applicable period, but can be corrected within a reasonable period of time thereafter, it shall not constitute a Default if corrective action is instituted by the Borrower within the applicable period and diligently pursued until the failure is corrected, but any such failure that is not so corrected within 45 days after such applicable period shall constitute a Default;

(f) Representations. Any representation, warranty, certification or statement made or deemed to be made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed to be made;

(g) Non-Payments of Indebtedness and/or Derivatives Obligations. The Borrower or any Subsidiary of the Borrower shall fail to make any payment or payments aggregating for the Borrower and its Subsidiaries in excess of $50,000,000 in respect of Indebtedness and/or Derivatives Obligations of the Borrower or any Subsidiary (other than the Loans or any Indebtedness under this Agreement) when due (whether upon stated maturity, by acceleration or otherwise) or within any applicable grace period;

(h) Defaults Under Other Agreements. The Borrower or any Subsidiary shall fail to observe or perform within any applicable grace period any covenant or agreement contained in any agreement or instrument relating to any Indebtedness of the Borrower or any Subsidiary, aggregating for the Borrower and its Subsidiaries in excess of $50,000,000 if the effect of such failure is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness;

(i) Bankruptcy. The Borrower or any Subsidiary shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Subsidiary seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, conservation or proceeding in the nature thereof, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, or seeking the entry of an order for relief or the appointment of a receiver (including state regulatory authorities acting in a similar capacity), trustee, custodian or other similar official for it or for any substantial part of its property, and, in the case of any such proceeding instituted against it (but not instituted by it) shall remain undismissed or unstayed for a period of 60 days; or the Borrower or any Subsidiary shall take any action to authorize any of the actions set forth above in this subsection (i);

(j) ERISA. A Plan shall fail to maintain the minimum funding standard required by Section 412 of the Internal Revenue Code for any plan year or a waiver of such standard is sought or granted under Section 412(d), or a Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under Section 4042 of ERISA, or the Borrower or a Subsidiary of the Borrower or any member of the ERISA Group has incurred or is likely to incur a liability to or on account of a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, and there shall result from any such event or events either a liability or a material risk of incurring a liability to the PBGC or a Plan, which in the opinion of the Required Banks, will have a material adverse effect upon the business, operations or the financial condition of the Borrower; or

(k) Money Judgment. A final judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and in effect for a period of 45 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the request of the Required Banks, shall by notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against the Borrower: (a) declare the Commitments terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any fee payable pursuant to Section 2.09 shall forthwith become due and payable without any other notice of any kind; or (b) declare the principal of and accrued interest on the Loans, and all other obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that, if an Event of Default specified in subsection (i) shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower, as specified in clauses (a) and (b) above, shall occur automatically without the giving of any such notice.

Section 6.02. Notice of Default. The Administrative Agent shall give notice to the Borrower under Article 6.1(e) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

ARTICLE 7
The Administrative Agent

Section 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

Section 7.02. Administrative Agent and Affiliates. The Bank of Nova Scotia shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and The Bank of Nova Scotia and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent hereunder.

Section 7.03. Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

Section 7.04. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 7.05. Liability of Administrative Agent. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) reasonably believed by it to be genuine or to be signed by the proper party or parties.

Section 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

Section 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

Section 7.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right, with the consent of the Borrower, such consent not to be unreasonably withheld, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 15 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

Section 7.09. Co-Documentation Agents and Syndication Agent Not Liable. Nothing in this Agreement shall impose upon any Co-Documentation Agent or the Syndication Agent, each in such capacity, any duties or responsibilities whatsoever.

ARTICLE 8
Change in Circumstances

Section 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

(a) the Administrative Agent is advised by the Euro-Dollar Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Euro-Dollar Reference Banks in the relevant market for such Interest Period, or

(b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted London Interbank Offered Rate, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Euro-Dollar Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

Section 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans or to convert outstanding Loans into Euro-Dollar Loans or continue outstanding Loans as Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

Section 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

(ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans; and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction (including any amount or amounts equal to any taxes on the overall net income of such Bank payable by such Bank with respect to the amount of payments required to be made pursuant to this Section 8.03(a)).

(b) If any Bank determines that the adoption of any applicable law, rule, regulation, guideline or request concerning capital adequacy, or any change therein, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, occurring after the date hereof, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank based on the existence of such Bank's Commitment hereunder or its obligations hereunder, it will notify the Borrower. This determination will be made on a Bank by Bank basis. The Borrower will pay to each Bank on demand such additional amounts as are necessary to compensate for the increased cost to such Bank as a result of the event described in the first sentence of this Section 8.03(b). In determining such amount, such Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, and such Bank will pass such costs on to the Borrower only if such costs are passed on in a similar manner by such Bank to similarly situated borrowers (which are parties to credit or loan documentation containing a provision similar to this Section 8.03(b)), as determined by such Bank in its reasonable discretion. Each Bank's determination of compensation shall be conclusive if made in accordance with this provision. Each Bank, upon determining that any increased costs will be payable pursuant to this Section 8.03(b), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such increased costs, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay increased costs pursuant to this Section 8.03(b).

(c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A Bank claiming compensation under this Section shall furnish a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder, which shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

Section 8.04. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make, or to continue or convert outstanding Loans as or to, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

(a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

(b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

ARTICLE 9
Miscellaneous

Section 9.01. Notices. (a) All notices, requests, directions, consents, approvals and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party (subject to subparagraph (b) below): (x) in the case of the Borrower or the Administrative Agent, at its address or telex or telecopier number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or telecopier number set forth in its Administrative Questionnaire or (z) in the case of any other party, such other address or telex or telecopier number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request, direction, consent, approval or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received or (ii) if given by any other means, when delivered or received at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

(b) Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 or Article 8 unless otherwise agreed by the Administrative Agent and the applicable Bank. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Section 9.02. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.03. Expenses; Documentary Taxes; Indemnification. (a) The Borrower shall pay all reasonable out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Bank, including reasonable fees and disbursements incurred by counsel or in-house counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes and any and all liabilities with respect to or resulting from any delay or omission (unless solely attributable to such Bank) to pay such taxes.

(b) The Borrower agrees to indemnify each Bank, their respective affiliates and the respective directors, officers, agents, advisors and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by any Indemnitee (or by the Administrative Agent in connection with its actions as Agent hereunder) in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence, willful misconduct or unlawful conduct as determined by a court of competent jurisdiction.

Section 9.04. Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to any Loans made by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loans made by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Loans. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

Section 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation without the written consent of such Bank, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder without the written consent of each Bank directly affected thereby, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment without the written consent of each Bank directly affected thereby, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes without the written consent of each Bank directly affected thereby or (v) change any of the provisions of this Section 9.05 or the definition of "Required Banks" or any other provision hereof specifying the number or percentage of Banks required to waive, amend or modify any rights hereunder, make any determination or grant any consent hereunder or take any other action under any provision of this Agreement without the written consent of each Bank.

Section 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

(b) Any Bank may at any time grant to one or more affiliates of such Bank, banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05 without the consent of the Participant. Subject to the provisions of subsection (e), the Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits, and be bound by the obligations, of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).
(c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (but not in any case in an amount less than $10,000,000, unless (x) such Assignee is another Bank or an affiliate of such transferor Bank or (y) such assignment is for all of such transferor Bank's rights and obligations under this Agreement and the Notes) of all of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit I hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the Administrative Agent, such consents not to be unreasonably withheld; provided that (i) if an Assignee is another Bank or an affiliate of such transferor Bank, or (ii) in the case of an assignment by any Bank to one or more Assignees after the occurrence and during the continuance of an Event of Default, no such consent shall be required; and provided further that such assignment may, but need not, include the rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such an instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment (other than an assignment made in response to a request from the Borrower pursuant to Section 2.01(b)), the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.16.

(d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

(e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

Section 9.07. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

Section 9.08. Governing Law. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York.

Section 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 9.10. Several Obligations. The obligations of the Banks hereunder are several. Neither the failure of any Bank to carry out its obligations hereunder nor of this Agreement to be duly authorized, executed and delivery by any Bank shall relieve any other Bank of its obligations hereunder (or affect the rights hereunder of such other Bank). No Bank shall be responsible for the obligations of, or any action taken or omitted by, any other Bank hereunder.

Section 9.11. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 9.12. Confidentiality. The Administrative Agent and each Bank represent that they will maintain the confidentiality of any written or oral information provided by or on behalf of the Borrower (hereinafter collectively called "Confidential Information"), subject to the Administrative Agent's and each Bank's (a) obligation to disclose any such Confidential Information pursuant to a request or order under applicable laws or regulations or from a regulatory authority or pursuant to a subpoena or other legal process, (b) right to disclose any such Confidential Information to its bank examiners, auditors, counsel and other professional advisors, and its employees, officers and directors, and to other Banks (it being understood that such Persons shall be informed of the confidential nature of such information and instructed to keep it confidential), (c) right to disclose any such Confidential Information in connection with any litigation or dispute involving the Banks and the Borrower or any of its Subsidiaries and affiliates, (d) right to provide such information to Participants, prospective Participants to which sales of participating interests are permitted pursuant to Section 9.06(b) and prospective Assignees to which assignments of interests are permitted pursuant to Section 9.06(c) if such Participant, prospective Participant or prospective Assignee agrees in writing to maintain the confidentiality of such information on terms substantially similar to those of this Section as if it were a "Bank" party hereto, and (e) right to disclose Confidential Information to its affiliates if such affiliate agrees in writing to maintain the confidentiality of such information on terms substantially similar to those of this Section. Notwithstanding the foregoing, any such information supplied to a Bank, Participant, prospective Participant or prospective Assignee under this Agreement shall cease to be Confidential Information if it is or becomes known to such Person by other than unauthorized disclosure, or if it becomes a matter of public knowledge other than as a result of a breach of this Section.

Section 9.13. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.14. USA Patriot Act. Each Bank hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with the Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE
CORPORATION

By:		/s/ Steven L. Lilly
	Name:	Steven L. Lilly
	Title:	Senior Vice President, Chief
Financial Officer and
Assistant Secretary-Treasurer

Address:	2201 Cooperative Way
Herndon, Virginia 20171

Attention:	Rhonda Smith
Title:	Assistant Treasurer
Telephone No.:	(703) 709-6700
Telecopier No.:	(703) 709-6779

THE BANK OF NOVA SCOTIA, as
Administrative Agent and as a Bank

By:	/s/ Frank F. Sandler
Name:	Frank F. Sandler
Title:	Managing Director

Address:	One Liberty Plaza,
26th Floor
New York, New York 10006
Attention:	Frank Sandler, Managing
Director
Telephone:	(212) 225-5670
Telecopy No.:	(212) 225-5480

JPMorgan Chase Bank

By:	/s/ Thomas L. Casey
Name:	Thomas L. Casey
Title:	Vice President

Bank of America, N.A.

By:	/s/ Shelly K. Harper
Name:	Shelly K. Harper
Title:	Principal

ABN Amro Bank, N.V.

By:	/s/ Neil R. Stein
Name:	Neil R. Stein
Title:	Group Vice President

By:	/s/ Michael DeMarco
Name:	Michael DeMarco
Title:	Assistant Vice President

Bank One, NA

By:	/s/ Jane Bek Keil
Name:	Jane Bek Keil
Title:	Director

UBS Loan Finance LLC

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director
Banking Products Services, US

By:	/s/ Wilfred V. Saint
Name:	Wilfred V. Saint
Title:	Director
Banking Products Services, US

Deutsche Bank AG New York Branch

By:	/s/ Joel Makowsky
Name:	Joel Makowsky
Title:	Director

By:	/s/ Richard Henshall
Name:	Richard Henshall
Title:	Director

Lehman Brothers Bank, FSB

By:	/s/ Gary T. Taylor
Name:	Gary T. Taylor
Title:	Vice President

Bank of Tokyo-Mitsubishi, Ltd., New York Branch

By:	/s/ J. William Rhodes
Name:	J. William Rhodes
Title:	Authorized Signatory

Merrill Lynch Bank USA

By:	/s/ Louis Alder
Name:	Louis Alder
Title:	Director

Credit Lyonnais, New York Branch

By:	/s/ Sebastian Rocco
Name:	Sebastian Rocco
Title:	Senior Vice President

Toronto Dominion (Texas), Inc.

By:	/s/ Rachel Suiter
Name:	Rachel Suiter
Title:	Vice President

Harris Nesbitt Financing, Inc.

By:	/s/ Cahal B. Carmody
Name:	Cahal B. Carmody
Title:	Vice President

U.S. Bank, National Association

By:	/s/ Brian H. Gallagher
Name:	Brian H. Gallagher
Title:	Vice President

HSBC Bank USA

By:	/s/ Suzanne K. Matthews
Name:	Suzanne K. Matthews
Title:	Senior Vice President

Mizuho Corporate Bank, Ltd.

By:	/s/ Mark Gronich
Name:	Mark Gronich
Title:	SVP

Sumitomo Mitsui Banking Corporation

By:	/s/ Peter R.C. Knight
Name:	/s/ Peter R.C. Knight
Title:	Joint General Manager

KeyBank National Association

By:	/s/ Sherry I. Manson
Name:	Sherry I. Manson
Title:	Vice President

The Royal Bank of Scotland Plc

By:	/s/ Grant Matthews
Name:	Grant Matthews
Title:	Senior Vice President

SunTrust Bank

By:	/s/ Stephen B. Derby
Name:	Stephen B. Derby
Title:	Managing Director

AGENT SCHEDULE

Institution	Title
The Bank of Nova Scotia	Administrative Agent
ABN AMRO Bank N.V.,	Syndication Agent
JPMorgan Chase Bank	Co-Documentation Agent
Bank of America, N.A.	Co-Documentation Agent
The Bank of Tokyo-Mitsubishi, Ltd., New York Branch	Co-Documentation Agent

COMMITMENT SCHEDULE

Institution	Commitment
The Bank of Nova Scotia	$182,500,000
Bank of America, NA	$50,000,000
JPMorgan Chase Bank	$50,000,000
The Bank of Tokyo-Mitsubishi, Ltd., New York Branch	$62,500,000
ABN AMRO Bank N.V.	$87,500,000
UBS Loan Finance LLC	$75,000,000
Deutsche Bank AG, New York Branch	$75,000,000
Lehman Brothers Bank, FSB	$68,750,000
Merrill Lynch Bank USA	$50,000,000
Credit Lyonnais, New York Branch	$50,000,000
Toronto Dominion (Texas), Inc.	$50,000,000
Sumitomo Mitsui Banking Corporation	$50,000,000
Bank One, NA	$37,500,000
Harris Nesbitt Financing, Inc.	$37,500,000
KeyBank National Association	$37,500,000
U.S. Bank, National Association	$31,250,000
HSBC Bank USA	$30,000,000
Mizuho Corporate Bank, Ltd.	$25,000,000
The Royal Bank of Scotland PLC	$25,000,000
SunTrust Bank	$25,000,000
$1,100,000,000

PRICING SCHEDULE

The "Euro-Dollar Margin" and the "Facility Fee Rate" for the Borrower at any date are the respective percentages set forth below in the applicable row and column based upon the Status of the Borrower that exists on such date.

Status	Level I	Level II	Level III	Level IV	Level V	Level VI
Euro-Dollar Margin:	0.180%	0.215%	0.265%	0.500%	0.700%	0.900%
Facility Fee Rate:	0.070%	0.085%	0.085%	0.100%	0.150%	0.200%

For purposes of this Pricing Schedule, the following terms have the following meanings, subject to the concluding paragraph of this Pricing Schedule:
"Fitch" means Fitch Ratings Ltd.
"Level I Status" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated AA- or higher by S&P or Aa3 or higher by Moody's or AA- or higher by Fitch.

"Level II Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated A+ or higher by S&P or A1 or higher by Moody's or A+ or higher by Fitch and (ii) Level I Status does not exist.

"Level III Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated A- or higher by S&P or A3 or higher by Moody's or A- or higher by Fitch, and (ii) Level II Status does not exist.

"Level IV Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody's or BBB+ or higher by Fitch, and (ii) Level III Status does not exist.

"Level V Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody's or BBB or higher by Fitch, and (ii) Level IV Status does not exist.

"Level VI Status" exists at any date if, at such date, no other Status applies.
"Moody's" means Moody's Investors Services, Inc.
"Rating Agencies" means each of S&P, Moody's and Fitch.
"S&P" means Standard & Poor's Rating Services.
"Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status exists at any date.

The credit ratings to be utilized for purposes of this Pricing Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement (the "Borrower's Unsecured Long-Term Debt"), and any ratings assigned to any other debt security of the Borrower shall be disregarded; provided that if at any date there is no such rating assigned by a particular Rating Agency, such Rating Agency's rating of the Borrower's Unsecured Long-Term Debt shall be deemed to be one notch below such Rating Agency's rating of the senior secured debt of the Borrower at such date. If two of three Rating Agencies have assigned the same rating to the Borrower's Unsecured Long-Term Debt (after giving effect to the proviso in the first sentence of this paragraph) and the third rating agency has assigned a different rating, the rating of the third Rating Agency shall be disregarded (e.g., A/A2/A+ results in Level III Status). If each Rating Agency has assigned to the Borrower's Unsecured Long-Term Debt a different rating, the intermediate rating shall be used (e.g., A+/Baal/BBB results in Level IV Status).

SCHEDULE 5.03(a)
NON-GAAP SUBSIDIARIES

Beechwood Real Estate Properties, LLC
Beechwood Real Estate Holdings, LLC
CRH Golf GP, L.L.C.
CRH Hospitality GP, L.L.C.
Denton Realty Holdings, LLC
Denton Realty Investors, LLC

EXHIBIT A
FORM OF NOTE

New York, New York [DATE]

For value received, National Rural Utilities Cooperative Finance Corporation, a not-for-profit cooperative association incorporated under the laws of the District of Columbia (the "Borrower"), promises to pay to the order of ! (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Revolving Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Revolving Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of The Bank of Nova Scotia, One Liberty Plaza, 26th Floor, New York, New York.

All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Revolving Credit Agreement.

This note is one of the Notes referred to in the 364-Day Revolving Credit Agreement dated as of March 30, 2004 among the Borrower, the Banks listed on the signature pages thereof, JPMorgan Chase Bank, Bank of America, N.A. and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Co-Documentation Agents, ABN AMRO Bank N.V., as Syndication Agent, and The Bank of Nova Scotia, as Administrative Agent (as the same may be amended from time to time, the "Revolving Credit Agreement"). Terms defined in the Revolving Credit Agreement are used herein with the same meanings. Reference is made to the Revolving Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE
CORPORATION
By:
Name:
Title:

                                                        Note (cont'd)

                            LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan	Amount of Principal Repaid	Maturity Date	Notation Made By

EXHIBIT B-1

FORM OF RUS GUARANTEE

The United States of America acting through the Administrator of the Rural Utilities Service ("RUS") hereby unconditionally guarantees to [name of Payee] the making of [__%] of the payments of principal and interest when and as due on this Note of _________ (the "Cooperative") in accordance with the terms hereof and of the Loan Agreement referred to in this Note, until such principal and interest shall be indefeasibly paid in full (which includes interest accruing on such principal between the date of default under this Note and the payment in full of this Guarantee), irrespective of receipt by RUS of any sums or property from its enforcement of its remedies for the Cooperative default. This Guarantee shall be incontestable except for fraud or misrepresentation of which the holder had actual knowledge at the time it became a holder. RUS hereby waives diligence, presentment, demand, protest and notice of any kind, as well as any requirement that [name of Payee] exhaust any right or take any action against the Cooperative.

This Guarantee is issued pursuant to Title III of the Rural Electrification Act of 1936, as amended (7 U.S.C. ' '  901, et seq.), and the Loan Guarantee and Servicing Agreement among RUS, the Cooperative, Bank One, NA and National Rural Utilities Cooperative Finance Corporation dated ___________, ____.

UNITED STATES OF AMERICA
Date________________, ___	By:
Name:
Title: Administrator of Rural Electrification Administration

EXHIBIT B-2

FORM OF RUS GUARANTEE

The United States of America acting through the Administrator of the Rural Utilities Service ("RUS") hereby unconditionally guarantees to the Payee the making of the payments of principal and Guaranteed Interest when and as due on the Note of _______________ (the "Cooperative") dated _____ in the original principal amount of $ _____ (the "Note"), in accordance with the terms thereof and of the Loan Agreement and the Master Loan Guarantee and Servicing Agreement referred to in the Note, until such principal and Guaranteed Interest shall be indefeasibly paid in full (which includes interest accruing at the Guaranteed Interest Rate between the date of default under the Note and the payment in full of this Guarantee), irrespective of receipt by RUS of any sums or property from its enforcement of its remedies for the Cooperative's default. This Guarantee shall be incontestable except for fraud or misrepresentation of which the holder had actual knowledge at the time it became a holder. RUS hereby waives diligence, presentment, demand, protest and notice of any kind (except the "Default Notice" required pursuant to Section 5.3(a) of the Master Loan Guarantee and Servicing Agreement), and acknowledges that the Payee does not have any right or obligation to exercise any right or take any action against the Cooperative.

This Guarantee is issued pursuant to the Rural Electrification Act of 1936, as amended (7 U.S.C. ' ' 901, et seq.) (the "Act"), and the Master Loan Guarantee and Servicing Agreement between RUS and National Rural Utilities Cooperative Finance Corporation dated as of February 16, 1999.

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE UNITED STATES OF AMERICA, TO THE EXTENT APPLICABLE, AND OTHERWISE THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

THE UNDERSIGNED, AS [ADMINISTRATOR] OF RUS, DOES HEREBY CERTIFY THAT I AM AUTHORIZED UNDER THE ACT AND 7 CFR PART 1700 TO DELIVER THIS GUARANTEE.

UNITED STATES OF AMERICA
By:
Name:
Title: [ Administrator] of the Rural Utilities Service

Date________________, ___	RUS Loan No.

EXHIBIT C
FORM OF MONEY MARKET QUOTE REQUEST

[Date]

To: The Bank of Nova Scotia (the "Administrative Agent")

From: National Rural Utilities Cooperative Finance Corporation (the "Borrower")

Re: 364-Day Revolving Credit Agreement (the "Revolving Credit Agreement") dated as of March 30, 2004, among the Borrower, the Banks listed on the signature pages thereof, JPMorgan Chase Bank, Bank of America, N.A. and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Co-Documentation Agents, ABN AMRO Bank N.V., as Syndication Agent, and The Bank of Nova Scotia, as Administrative Agent.

We hereby give notice pursuant to .3 of the Revolving Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Date of Borrowing: __________________

Principal Amount (1) Interest Period (2)
$

Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

Terms used herein have the meanings assigned to them in the Revolving Credit Agreement.

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE
CORPORATION
By:
Name:
Title:

________________________
1 Amount must be $10,000,000 or a larger multiple of $1,000,000.
2 Any number of whole months (but not less than one month) (LIBOR Auction) or not less than 30 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

EXHIBIT D

FORM OF INVITATION FOR MONEY MARKET QUOTES

[Date]
To: [Name of Bank]

Re: Invitation for Money Market Quotes to the National Rural Utilities Cooperative Finance Corporation (the "Borrower")

Pursuant to Section 2.03 of the 364-Day Revolving Credit Agreement dated as of March 30, 2004 among the Borrower, the Banks listed on the signature pages thereof, JPMorgan Chase Bank, Bank of America, N.A. and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Co-Documentation Agents, ABN AMRO Bank N.V., as Syndication Agent, and The Bank of Nova Scotia, as Administrative Agent:

Date of Borrowing: __________________

Principal Amount Interest Period
$

Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

Please respond to this invitation by no later than 9:30 A.M. (New York City time) on [date].

THE BANK OF NOVA SCOTIA
By:
Name:
Title: Authorized Officer

EXHIBIT E

FORM OF MONEY MARKET QUOTE

[Date]

The Bank of Nova Scotia as Administrative Agent
One Liberty Plaza, 26th Floor
New York, New York 10006

Attention:

Re: Money Market Quote to National Rural Utilities Cooperative Finance Corporation (the "Borrower")

In response to your invitation on behalf of the Borrower dated _____________, 200_, we hereby make the following Money Market Quote on the following terms:

1. Quoting Bank: ________________________________

2. Person to contact at Quoting Bank: _____________________________

3. Date of Borrowing: ____________________*

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal Amount**	Interest Period***	Money Market [Margin****]	[Absolute Rate*****]
$
$

________________________
*As specified in the related Invitation.
**Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $1,000,000 or a larger multiple thereof.
***Any number of whole months (but not less than one month) or not less than 30 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
****Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
*****Specify rate of interest per annum (rounded to the nearest 1/10,000th of 1%.

[provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**

We understand and agree that the offer[s] set forth above [is][are] subject to the satisfaction of the applicable conditions set forth in the 364-Day Revolving Credit Agreement dated as of March 30, 2004, among the Borrower, the Banks listed on the signature pages thereof, JPMorgan Chase Bank, Bank of America, N.A. and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Co-Documentation Agents, ABN AMRO Bank N.V., as Syndication Agent, and The Bank of Nova Scotia, as Administrative Agent.

Very truly yours,

[NAME OF BANK]

By:
Name:
Title: Authorized Officer

Dated: _______________

EXHIBIT F

OPINION OF JOHN JAY LIST, ESQ., GENERAL COUNSEL OF THE BORROWER

[Date]

I am General Counsel of the National Rural Utilities Cooperative Finance Corporation (the "Borrower") and am delivering this opinion pursuant to the 364-Day Revolving Credit Agreement (the "Agreement") dated as of March 30, 2004 among the Borrower, the Banks listed on the signature pages thereof, JPMorgan Chase Bank, Bank of America, N.A. and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Co-Documentation Agents, ABN AMRO Bank N.V., as Syndication Agent, and The Bank of Nova Scotia, as Administrative Agent. Terms defined in the Agreement are used herein as therein defined. This opinion is being rendered to you at the request of my client, the Borrower, pursuant to Article 3.1(c) of the Agreement.

I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

Upon the basis of the foregoing, I am of the opinion that:

1. The Borrower is a cooperative association duly incorporated, validly existing and in good standing under the laws of the District of Columbia and has the corporate power and authority and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and to transact the business in which it is engaged. The Borrower is duly qualified or licensed as a foreign corporation in good standing in every jurisdiction in which the nature of the business in which it is engaged makes such qualification or licensing necessary, except in those jurisdictions in which the failure to be so qualified or licensed would not (after qualification, assuming that the Borrower could so qualify without the payment of any fee or penalty and retain its rights as they existed prior to such qualification all to an extent so that any fees or penalties required to be so paid or any rights not so retained would not, individually or in the aggregate, have a material adverse effect on the business or financial condition of the Borrower), individually or in the aggregate, have a material adverse effect upon the business or financial condition of the Borrower. The Borrower has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Agreement and the Notes. The Agreement and the Notes have been duly and validly authorized, executed and delivered by the Borrower, and the Agreement constitutes a legal, valid and binding agreement of the Borrower, and the Notes constitute legal, valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

2. There are no actions, suits, proceedings or investigations pending or, to my knowledge, threatened against or affecting the Borrower by or before any court or any governmental authority, body or agency or any arbitration board which are reasonably likely to materially adversely affect the business, property, assets, financial position or results of operations of the Borrower or the authority or ability of the Borrower to perform its obligations under the Agreement or the Notes.

3. No authorization, consent, approval or license of, or declaration, filing or registration with or exemption by, any governmental authority, body or agency is required in connection with the execution, delivery or performance by the Borrower of the Agreement or the Notes.

4. The holders of the Borrower's Members' Subordinated Certificates are not and will not be entitled to receive any payments with respect to the principal thereof or interest thereon solely because of withdrawing or being expelled from membership in the Borrower.

5. Neither the Borrower nor any Subsidiary is in default in any material respect under any material agreement or other instrument to which it is a party or by which it is bound or its property or assets may be affected. No event or condition exists which constitutes, or with the giving of notice or lapse of time or both would constitute, such a default under any such agreement or other instrument. Neither the execution and delivery of the Agreement or the Notes, nor the consummation of any of the transactions therein contemplated, nor compliance with the terms and provisions thereof, will contravene any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, decree, award, franchise, order or permit applicable to the Borrower, or will conflict or be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute (or with the giving of notice or lapse of time, or both, would constitute) a default under (or condition or event entitling any Person to require, whether by purchase, redemption, acceleration or otherwise, the Borrower to perform any obligations prior to the scheduled maturity thereof), or result in the creation or imposition of any Lien upon any of the property or assets of the Borrower pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which it may be subject, or violate any provision of the certificate of incorporation or by-laws of the Borrower. Without limiting the generality of the foregoing, the Borrower is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Borrower, any agreement or indenture relating thereto or any other contract or agreement (including its certificate of incorporation and by-laws), which would be violated by the incurring of the Indebtedness to be evidenced by the Notes.

6. The Borrower has complied fully with all of the material provisions of each Indenture. No Event of Default (within the meaning of such term as defined in either Indenture) and no event, act or condition (except for possible non-compliance by the Borrower with any immaterial provision of such Indenture which in itself is not such an Event of Default under such Indenture) which with notice or lapse of time, or both, would constitute such an Event of Default has occurred and is continuing under such Indenture. The borrowings by the Borrower contemplated by the Agreement will not cause such an Event of Default under, or the violation of any covenant contained in, either Indenture.

7. Set forth on Annex A attached hereto is a true, correct and complete list of all of the Borrower's Subsidiaries and Joint Ventures, the jurisdiction of incorporation or organization of each such Subsidiary and Joint Venture and the nature and percentage of the Borrower's ownership of each such Subsidiary and Joint Venture.

8. The Borrower has received a ruling from the Internal Revenue Service to the effect that it is exempt from payment of Federal income tax under Section 501(c)(4) of the Internal Revenue Code of 1986, and nothing has come to our attention that leads us to believe that the Borrower is not so exempt.

EXHIBIT G

OPINION OF DAVIS POLK & WARDWELL, SPECIAL COUNSEL FOR THE ADMINISTRATIVE AGENT

[Date]

To the Banks and the Administrative Agent Referred to Below c/o The Bank of Nova Scotia, as Administrative Agent One Liberty Plaza, 26th Floor New York, New York 10006

Dear Sirs:

We have participated in the preparation of the 364-Day Revolving Credit Agreement dated as of March 30, 2004 (the "Credit Agreement") among the National Rural Utilities Cooperative Finance Corporation, a not-for-profit cooperative association incorporated under the laws of the District of Columbia (the "Borrower"), the Banks listed on the signature pages thereof, JPMorgan Chase Bank, Bank of America, N.A. and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Co-Documentation Agents, ABN AMRO Bank N.V., as Syndication Agent, and The Bank of Nova Scotia, as Administrative Agent (the "Agent"), and have acted as special counsel for the Administrative Agent for the purpose of rendering this opinion pursuant to Article 3.1(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and the Notes issued today constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

In rendering the foregoing opinion, we have assumed that (i) the Borrower is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (ii) the execution, delivery and performance by the Borrower of the Credit Agreement and the Notes issued by the Borrower are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene or constitute a default under, any provision of applicable law or regulation or of the Borrower's certificate of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any lien on the assets of the Borrower or any Subsidiary of the Borrower.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

Very truly yours,

EXHIBIT H

EXTENSION AGREEMENT
[Date]

National Rural Utilities
Cooperative Finance Corporation
2201 Cooperative Way
Herndon, VA 20171

The Bank of Nova Scotia,
as Administrative Agent
under the Credit Agreement
referred to below
One Liberty Plaza, 26th Floor
New York, NY 10006

Gentlemen:

Effective as of [effective date], the undersigned hereby agree to extend the Commitment Termination Date as now in effect under the 364-Day Revolving Credit Agreement dated as of March 30, 2004 as amended and supplemented from time to time (the "Credit Agreement"), among National Rural Utilities Cooperative Finance Corporation, the Banks listed therein, JPMorgan Chase Bank, Bank of America, N.A. and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Co-Documentation Agents, ABN AMRO Bank N.V., as Syndication Agent, and The Bank of Nova Scotia, as Administrative Agent, to [Date]. Terms defined in the Credit Agreement are used herein as therein defined.

This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York.

[NAME OF BANK]

By:
Name:
Title:

[NAME OF BANK]

By:
Name:
Title:

[NAME OF BANK]

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as Administrative Agent

By:
Name:
Title:

Agreed and accepted:

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE
CORPORATION

By:
Name:
Title:

EXHIBIT I

ASSIGNMENT AND ASSUMPTION AGREEMENT

AGREEMENT dated as of ___________, 200__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION (the "Borrower") and THE BANK OF NOVA SCOTIA, as Administrative Agent (the "Agent").

W I T N E S S E T H

WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the 364-Day Revolving Credit Agreement dated as of March 30, 2004 (the "Credit Agreement") among the Borrower, the Assignor and the other Banks party thereto, as Banks, JPMorgan Chase Bank, Bank of America, N.A. and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Co-Documentation Agents, ABN AMRO Bank N.V., as Syndication Agent, and The Bank of Nova Scotia, as Administrative Agent (the "Agent");

WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;
WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:
SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Administrative Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them. It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

SECTION 4. Consent of the Borrower and the Administrative Agent. This Agreement is conditioned upon the consent of the Borrower and the Administrative Agent pursuant to (b) of the Credit Agreement. The execution of this Agreement by the Borrower and the Administrative Agent is evidence of this consent. Pursuant to (b) of the Credit Agreement, if requested by the Assignee, the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE
CORPORATION

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as
Administrative Agent

By:
Name:
Title: